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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use of our report dated August 23, 2000, and to all references to our firm included in or made a part of this registration statement of Nuveen Dividend and Growth Fund (one of the series constituting the Nuveen Taxable Funds Inc. (a Maryland corporation)).

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP

Chicago, Illinois
October 25, 2000